UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2019

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2019, the Board of Directors of CV Sciences, Inc. (the "Company") appointed Terri Funk Graham as a director of the Company. Pursuant to the Company's Bylaws, Ms. Graham shall hold office until the next election of directors by the stockholders of the Company. It is expected that Ms. Graham will be named as the chair of the Compensation Committee and a member of the Nomination and Governance Committee of the Company's Board of Directors.

Ms. Graham joins the Company's Board of Directors with vast experience serving as a director on the board of other Fortune 1000 companies. She is currently an Independent Board Director for Sprouts Farmers Market Inc. ("Sprouts"), a $5 billion specialty retailer of natural and organic food focusing on health and wellness, where she serves as Sprouts' Chairperson of the Nominating & Corporate Governance Committee and serves on their Compensation Committee. Ms. Graham is also an Independent Board Director for Lumber Liquidators Inc. ("LLI"), a $1 billion specialty retailer of hard-surface flooring, where she serves as LLI's Chairperson of the Nominating & Corporate Governance Committee and a member of their Compensation Committee. She also served on Hot Topic Inc.'s and 1-800 Contacts Inc.'s respective board of directors before these companies were sold to private equity firms.

In addition to her extensive Board experience, Ms. Graham is a senior marketing executive change agent who directly influenced the success, image and growth of the $3 billion Jack in the Box brand for more than 20 years. As the SVP & Chief Marketing Officer for Jack in the Box for 10 years, she was a pioneer in innovative branding, product development, advertising and digital media. Acknowledged for her strategic thinking, financial acumen, courage and proven results, her strategic vision and business expertise enabled her to effectively reinvent the Jack in the Box brand multiple times with franchise partners and executive management. While at Jack in the Box, Ms. Graham delivered one of the most successful national advertising campaigns achieving 10 Effie Awards and several Belding’s and Clio Awards.

There is no arrangement or understanding between Ms. Graham and any other person pursuant to which Ms. Graham was selected as a director of the Company's Board of Directors. Ms. Graham is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board of Directors, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Ms. Graham, or any grants or awards made to Ms. Graham, in connection with her election to the Board of Directors.

Item 7.01	Regulation FD Disclosure

On August 27, 2019, the Company announced the appointment of Ms. Graham to the Board of Directors. A copy of the press release issued by the Company announcing Ms. Graham’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Current Report on Form 8-K ("Current Report"), including Exhibit 99.1 attached hereto, contain forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, dated August 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2019

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer